Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Second Quarter Fiscal Year 2024 Financial Results

Financial Results in-line With Previously Revised Second Quarter Outlook

Morrisville, NC, January 31, 2024 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its second quarter ended December 31, 2023.

"The integration of AI, security and analytics into a single platform is a key differentiator for Extreme and helped drive 37% subscription ARR growth in the quarter. We enhance network security, visibility and performance through our AIOps and machine learning capabilities and Zero Trust security posture. With our One Network, One Cloud strategy, we make networking simple and flexible and help customers drive meaningful impact across their organizations. Meanwhile competitors in our space remain challenged by portfolio integration and rationalization," said Ed Meyercord, President and Chief Executive Officer.

"The networking industry, like much of IT, is exiting the final stage of the COVID-induced era of supply chain constraints, which are still impacting our business. As a result, our distributors and partners have lowered inventory purchases, which we expect to accelerate in the third quarter. We expect to emerge in the fourth quarter at a more normalized level of revenue and earnings. Our bookings trends and funnel of new opportunities are a better reflection of customer demand. We’re seeing stabilization across EMEA and growth in APAC. And, we remain focused on innovation with this week’s introduction of new Wi-Fi 7 access points and 4000 Series Universal Switches, which help highly distributed enterprise organizations improve network connectivity, security and application performance. These trends, and our expanded go to market opportunities, give us confidence that we are positioned for a return to meaningful growth in FY25," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "Despite lower revenue in the second quarter, we improved our gross margins and optimized our operating expenses to maintain a healthy operating margin profile during the quarter. In the third quarter, we expect higher sell-through than sell-in, which will have a more significant impact on our operating results. As a result, we plan to take cost actions to drive a recovery in EPS and cash flow. Heading into the fourth quarter, we are expecting improved sequential revenue growth based on our funnel and the seasonality of our business, led by the Education vertical. This will position us to deliver improved profitability and cash flow in FY25."

Fiscal Second Quarter Results:

•
Revenue $296.4 million, down 6.9% year-over-year
•
SaaS ARR $158.0 million, up 37.4% year-over-year
•
GAAP diluted EPS $0.03, compared to $0.13 in the prior year quarter
•
Non-GAAP diluted EPS $0.24, compared to $0.27 in the prior year quarter

•
GAAP gross margin 61.9% compared to 57.1% in the prior year quarter
•
Non-GAAP gross margin 62.5% compared to 58.5% in the prior year quarter
•
GAAP operating margin 3.5% compared to 7.4% in the prior year quarter
•
Non-GAAP operating margin 14.8% compared to 14.9% in the prior year quarter

Liquidity:

•
During Q2, we generated net cash flow from operations of $34.3 million and free cash flow of $28.6 million.
•
During Q2, we repurchased 1.5 million shares of our common stock on the open market at a total cost of $25.0 million with a weighted average price of $16.81 per share.
•
Q2 ending cash balance was $221.4 million, a decrease of $3.0 million from the end of Q1 2024 and an increase of $18.9 million from the end of Q2 in the prior year.
•
Q2 net cash was $26.4 million, a decrease of $0.5 million from net cash of $26.9 million from the end of Q1 2024 and an increase of $85.9 million from net debt of $59.5 million at the end of Q2 in the prior year.

Recent Key Highlights:

•
Extreme announced two new hardware solutions: the AP5020, a new Wi-Fi 7 Universal access point designed to support high-bandwidth, latency-sensitive applications and IoT devices; and the 4000 Series cloud-managed switches, the latest addition to Extreme’s Universal portfolio which deliver faster setup time by eliminating nearly all manual configurations. Both solutions leverage AIOps and ML features of the ExtremeCloud IQ (XIQ) platform to help proactively identify network issues and make recommendations that help reduce IT time to resolution. These solutions also integrate with ExtremeCloud Universal ZTNA, strengthening security as organizations move to a Zero Trust architecture across their network.
•
Extreme introduced ExtremeCloud™ Universal Zero Trust Network Access (ZTNA), a subscription service for ExtremeCloud customers and the first network security offering to integrate network, application and device access security within a single solution. With unified observability, visualization and reporting, Extreme has removed complexity for IT teams when it comes to managing and securing user access anywhere across the Infinite Enterprise.
•
In partnership with Retail Systems Research (RSR), Extreme released a report titled “The World is Connected: The Store Must Be Too,” which found that despite 75% of respondents saying demands on network bandwidth were a major concern, the most successful retailers have leaned into Wi-Fi, AI and security solutions to improve both in-store experiences and overall store operations.
•
LIVVO Hotel Group, a global hospitality group with 30 luxury resorts worldwide, needed to update its network to improve wireless connectivity for staff and guests and support evolving business needs across its 30 luxury properties. With a new network from Extreme deployed in partnership with Caribecan Canarias and TD SYNNEX, the hotel can provide superior guest experiences and unify network management across all locations with Wi-Fi 6 and XIQ.
•
LG Energy Solution has extended its relationship with Extreme and will deploy a centralized wireless network at its new EV battery factory in Ohio, a joint venture manufacturing plant with Honda Motor Co., Ltd., and in its factory in Michigan, a joint venture with General Motors. The new networks will improve support for all robotics and network-connected machinery on the manufacturing floor, and XIQ-Controller will simplify network management to ensure peak performance and improve operational efficiency and factory production.
•
Al Hamra Hospital and the Takhassusi Maternity Hospital, projects of Al Habib Medical Group in the Kingdom of Saudi Arabia, will deploy fabric-enabled wired and wireless networks managed through XIQ, enabling the hospital’s IT team to leverage easy cloud management and AI-driven insights to ensure connectivity for mission-critical medical IoT devices. Extreme partner Cloud Solutions will manage the deployment.
•
London South Bank University, Leeds Beckett University and Kingston University have all selected Extreme to help them increase student engagement, deliver immersive digital learning experiences, provide high-performance campus wireless, and improve IT operations. Universities choose Extreme to help them adopt a forward-looking, long-term strategy for on-campus technology.
•
The Wells Fargo Center, home of the Philadelphia Flyers and Philadelphia 76ers, and Canada Life Centre, home of the Winnipeg Jets, chose Extreme’s Wi-Fi 6 and Wi-Fi 6E-ready solutions to streamline arena operations and gain actionable insights to create more personalized fan experiences.
•
Extreme continues to be recognized both for responsible business practices and innovation. Investor’s Business Daily recognized Extreme Networks on its list of the best stocks for Environmental, Societal and Governance (ESG) investors in 2023. These are the top 100 companies out of over 6,000 potential contenders. Further, Fast Company named XIQ as one of the Next Big Things in Tech in the enterprise networking category. Editors chose Extreme based on ExtremeCloud IQ’s AIOps and Digital Twin features.

Fiscal Q2 2024 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	December 31, 2023	December 31, 2022	Change
Product	$186.6	$223.4	$(36.8)
Subscription and support*	109.8	94.9	14.9
Total net revenue	$296.4	$318.3	$(21.9)
Gross margin	61.9%	57.1%	4.8%
Operating margin	3.5%	7.4%	(3.9)%
Net income	$4.0	$17.9	$(13.9)
Net income per diluted share	$0.03	$0.13	$(0.10)

	Non-GAAP Results
	Three Months Ended
	December 31, 2023	December 31, 2022	Change
Product	$186.6	$223.4	$(36.8)
Subscription and support*	109.8	94.9	14.9
Total net revenue	$296.4	$318.3	$(21.9)
Gross margin	62.5%	58.5%	4.0%
Operating margin	14.8%	14.9%	(0.1)%
Net income	$31.5	$36.5	$(5.0)
Net income per diluted share	$0.24	$0.27	$(0.03)

* Prior to fiscal 2024, subscription and support revenue was referred to as service and subscription revenue, however, the composition of subscription and support revenue has not been modified.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flow provided by operations	$34.3	$70.6	$109.9	$120.3
Less: Property and equipment capital expenditures	(5.7)	(3.1)	(10.0)	(6.3)
Total free cash flow	$28.6	$67.5	$99.9	$114.0

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of XIQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash minus gross debt, as shown in the table below (in millions):

Cash	Gross debt	Net cash (debt)
$221.4	$195.0	$26.4

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its third quarter of fiscal 2024, ending March 31, 2024, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ3'24 Guidance – GAAP
Total net revenue	$200.0	$210.0
Gross margin	58.6%	60.6%
Operating margin	(33.7)%	(29.2)%
Earnings per share	$(0.55)	$(0.50)
Shares outstanding used in calculating GAAP EPS	129.0	129.0
FQ3’24 Guidance – Non-GAAP
Total net revenue	$200.0	$210.0
Gross margin	59.5%	61.5%
Operating margin	(13.4)%	(9.8)%
Earnings per share	$(0.22)	$(0.17)
Shares outstanding used in calculating non-GAAP EPS	129.0	129.0

The following table shows the GAAP to non-GAAP reconciliation for Q3 FY’24 guidance:

	Gross Margin	Operating Margin	Earnings per Share
GAAP	58.6% - 60.6%	(33.7)% - (29.2)%	$(0.55) - $(0.50)
Estimated adjustments for:
Share-based compensation	0.6%	10.0% - 10.6%	0.16
Amortization of product intangibles	0.3%	0.3%	0.01
Amortization of non-product intangibles	—	0.3%	0.00
Restructuring	—	7.3% - 7.6%	0.12
Litigation charges	—	0.8%	0.01
System transition cost	—	0.7%	0.01
Tax adjustment	—	—	0.02
Non-GAAP	59.5% - 61.5%	(13.4)% - (9.8)%	$(0.22) - $(0.17)

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For its Fiscal Q4'24, ending June 30, 2024, the Company is targeting:

•
Revenue of $265.0 - $275.0 million
•
GAAP and non-GAAP gross margin to be flat to up slightly from Q3
•
Non-GAAP operating margin of 10% - 13%
•
GAAP operating margin of (2)% - 1%

No reconciliation of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure for Extreme’s Fiscal Q4’24 non-GAAP gross margin target and Fiscal Q4’24 non-GAAP operating margin target are included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, Extreme is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the second quarter results of fiscal 2024 as well as the business outlook for the third quarter of fiscal 2024 ending March 31, 2024, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q2'24 Earnings Registration Link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$221,403	$234,826
Accounts receivable, net	112,047	182,045
Inventories	152,521	89,024
Prepaid expenses and other current assets	72,272	70,263
Total current assets	558,243	576,158
Property and equipment, net	47,598	46,448
Operating lease right-of-use assets, net	47,124	34,739
Intangible assets, net	13,104	16,063
Goodwill	395,606	394,755
Other assets	80,983	73,544
Total assets	$1,142,658	$1,141,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $675 and $674, respectively	$9,325	$34,326
Accounts payable	87,790	99,724
Accrued compensation and benefits	50,862	71,367
Accrued warranty	11,397	12,322
Current portion, operating lease liabilities	10,686	10,847
Current portion, deferred revenue	300,399	282,475
Other accrued liabilities	78,507	64,440
Total current liabilities	548,966	575,501
Deferred revenue, less current portion	247,777	219,024
Long-term debt, less current portion, net of unamortized debt issuance costs of $2,069 and $2,409, respectively	182,931	187,591
Operating lease liabilities, less current portion	43,852	31,845
Deferred income taxes	7,748	7,747
Other long-term liabilities	3,200	3,247
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 146,843 and 143,629 shares issued, respectively; 128,624 and 127,775 shares outstanding, respectively	147	144
Additional paid-in-capital	1,181,230	1,173,744
Accumulated other comprehensive loss	(12,058)	(13,192)
Accumulated deficit	(823,334)	(855,998)
Treasury stock at cost, 18,219 and 15,854 shares, respectively	(237,801)	(187,946)
Total stockholders’ equity	108,184	116,752
Total liabilities and stockholders’ equity	$1,142,658	$1,141,707

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net revenues:
Product	$186,611	$223,445	$440,094	$429,721
Subscription and support	109,766	94,903	209,420	186,316
Total net revenues	296,377	318,348	649,514	616,037
Cost of revenues:
Product	81,493	103,587	190,029	203,350
Subscription and support	31,514	33,106	63,179	64,324
Total cost of revenues	113,007	136,693	253,208	267,674
Gross profit:
Product	105,118	119,858	250,065	226,371
Subscription and support	78,252	61,797	146,241	121,992
Total gross profit	183,370	181,655	396,306	348,363
Operating expenses:
Research and development	52,833	52,618	110,849	103,607
Sales and marketing	85,154	80,538	177,074	158,920
General and administrative	25,384	24,085	49,257	42,632
Acquisition and integration costs	—	—	—	390
Restructuring and related charges	9,174	476	11,891	957
Amortization of intangible assets	509	504	1,020	1,027
Total operating expenses	173,054	158,221	350,091	307,533
Operating income	10,316	23,434	46,215	40,830
Interest income	1,430	889	2,656	1,281
Interest expense	(4,269)	(3,884)	(8,587)	(7,710)
Other income (expense), net	(420)	138	12	509
Income before income taxes	7,057	20,577	40,296	34,910
Provision for income taxes	3,069	2,646	7,632	4,394
Net income	$3,988	$17,931	$32,664	$30,516

Basic and diluted income per share:
Net income per share – basic	$0.03	$0.14	$0.25	$0.23
Net income per share – diluted	$0.03	$0.13	$0.25	$0.23

Shares used in per share calculation – basic	128,987	130,465	128,885	130,377
Shares used in per share calculation – diluted	131,514	134,453	132,786	133,833

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$32,664	$30,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,485	9,983
Amortization of intangible assets	3,064	7,852
Reduction in carrying amount of right-of-use asset	5,891	6,240
Provision for doubtful accounts	82	102
Share-based compensation	40,876	31,185
Deferred income taxes	(21)	65
Non-cash interest expense	532	764
Other	(2,481)	(5,904)
Changes in operating assets and liabilities:
Accounts receivable	69,915	31,944
Inventories	(64,552)	(14,506)
Prepaid expenses and other assets	(7,850)	(6,557)
Accounts payable	(12,263)	2,164
Accrued compensation and benefits	(20,625)	9,170
Operating lease liabilities	(6,444)	(7,383)
Deferred revenue	48,272	28,776
Other current and long-term liabilities	13,320	(4,074)
Net cash provided by operating activities	109,865	120,337
Cash flows from investing activities:
Capital expenditures	(9,955)	(6,271)
Net cash used in investing activities	(9,955)	(6,271)
Cash flows from financing activities:
Payments on revolving facility	(25,000)	—
Payments on debt obligations	(5,000)	(46,625)
Repurchase of common stock	(49,855)	(49,803)
Payments for tax withholdings, net of proceeds from issuance of common stock	(33,387)	(7,183)
Deferred payments on an acquisition	—	(2,000)
Net cash used in financing activities	(113,242)	(105,611)
Foreign currency effect on cash and cash equivalents	(91)	(456)
Net increase (decrease) in cash and cash equivalents	(13,423)	7,999

Cash and cash equivalents at beginning of period	234,826	194,522
Cash and cash equivalents at end of period	$221,403	$202,521

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues – GAAP	$296,377	$318,348	$649,514	$616,037

Non-GAAP Gross Margin	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross profit – GAAP	$183,370	$181,655	$396,306	$348,363
Gross margin – GAAP percentage	61.9%	57.1%	61.0%	56.5%
Adjustments:
Share-based compensation expense, Product	464	499	947	873
Share-based compensation expense, Subscription and support	749	966	1,615	1,638
Amortization of intangibles, Product	593	2,388	1,737	5,161
Amortization of intangibles, Subscription and support	—	815	272	1,629
Total adjustments to GAAP gross profit	$1,806	$4,668	$4,571	$9,301
Gross profit – non-GAAP	$185,176	$186,323	$400,877	$357,664
Gross margin – non-GAAP percentage	62.5%	58.5%	61.7%	58.1%

Non-GAAP Operating Income	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP operating income	$10,316	$23,434	$46,215	$40,830
GAAP operating income percentage	3.5%	7.4%	7.1%	6.6%
Adjustments:
Share-based compensation expense, cost of revenues	1,213	1,465	2,562	2,511
Share-based compensation expense, R&D	4,435	3,962	8,812	7,052
Share-based compensation expense, S&M	7,535	5,910	14,523	10,549
Share-based compensation expense, G&A	7,774	6,059	14,979	11,073
Acquisition and integration costs	—	—	—	390
Restructuring charges	9,174	476	11,891	957
Litigation charges	1,353	2,324	2,813	2,324
System transition costs	1,030	—	1,599	—
Amortization of intangibles	1,102	3,707	3,029	7,817
Total adjustments to GAAP operating income	33,616	23,903	60,208	42,673
Non-GAAP operating income	$43,932	$47,337	$106,423	$83,503
Non-GAAP operating income percentage	14.8%	14.9%	16.4%	13.6%

Non-GAAP Net Income	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income	$3,988	$17,931	$32,664	$30,516
Adjustments:
Share-based compensation expense	20,957	17,396	40,876	31,185
Acquisition and integration costs	—	—	—	390
Restructuring charge, net of reversal	9,174	476	11,891	957
Litigation charges	1,353	2,324	2,813	2,324
System transition costs	1,030	—	1,599	—
Amortization of intangibles	1,102	3,707	3,029	7,817
Tax effect of non-GAAP adjustments	(6,129)	(5,354)	(14,857)	(9,622)
Total adjustments to GAAP net income	$27,487	$18,549	$45,351	$33,051
Non-GAAP net income	$31,475	$36,480	$78,015	$63,567

Earnings per share
GAAP net income per share – diluted	$0.03	$0.13	$0.25	$0.23
Non-GAAP net income per share – diluted	$0.24	$0.27	$0.59	$0.47

Shares used in net income per share – diluted:
GAAP Shares used in per share calculation – basic	128,987	130,465	128,885	130,377
Potentially dilutive equity awards	2,527	3,988	3,901	3,456
GAAP and Non-GAAP shares used in per share calculation – diluted	131,514	134,453	132,786	133,833